                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
FirstCity Financial Corporation:

We consent to incorporation by reference in the registration statements (Numbers 333-10345, 333-48671, 333-59333, 333-00623 and 33-09485) on Forms S-3 and S-8 of
FirstCity Financial Corporation, of our report dated February 17, 2003, with respect to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of FirstCity Financial Corporation. Our report refers to a change in the classification of gains associated with the early extinguishment of debt in 2002 and a change in the method of accounting for residual interests in securitized financial assets in 2001.


KPMG LLP

Dallas, Texas
April 15, 2003